EMPLOYMENT   AGREEMENT   dated  as  of  February  19,  1996  (the
"Agreement"),  between AMERICAN COLOR ("AC"),  a division of SULLIVAN  GRAPHICS,
INC., a New York corporation (the "Company") and TERRENCE M. RAY (the "Executive").

               WHEREAS, AC desires to employ Executive as its Executive Vice President/ Director of Operations;

               NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

        1.     EMPLOYMENT AND DUTIES

               1.1. General. The Company hereby employs the Executive, and the Executive agrees to serve, as Executive Vice President/Director of Operations of AC, upon the terms and conditions contained herein. The Executive shall report directly to the President of AC and shall be responsible for all pre-press operational aspects of AC. The Executive shall perform such other duties and services for the Company, commensurate with the Executive's position, as may be designated from time to time by the President of AC. The Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the President of AC.

               1.2. Exclusive Services. Except as may otherwise be approved in advance by the President of AC, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Executive shall devote his full working time throughout the Employment Term (as defined in Section 1.3) to the services required of him hereunder. The Executive shall render his services exclusively to the Company during the Employment Term, and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position.

               1.3. Term of Employment. The Executive's employment under this Agreement shall commence as of the date of this Agreement and shall terminate on the earlier of (i) the third anniversary of the date of this Agreement, or (ii) termination of the Executive's employment pursuant to this Agreement; provided, however, that the term of the Executive's employment shall be automatically extended without further action of either party for additional one year periods, unless written notice of either party's intention not to extend has been given to the other party at least one year prior to the expiration of the then effective term. The period commencing as of the date of this Agreement and ending on the third anniversary thereof or such later date to which the term of the Executive's employment under this Agreement shall have been extended is hereinafter referred to as the "Employment Term".

               1.4. Reimbursement of Expenses. AC shall reimburse the Executive for reasonable travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account of such expenditures, in accordance with AC's practices consistently applied.

        2.     SALARY

               2.1. Base Salary. From the date of this Agreement, the Executive shall be entitled to receive a base salary ("Base Salary") at a rate of $218,000 per annum, payable in arrears in equal installments not less frequently than biweekly in accordance with AC's payroll practices, with such increases as may be provided in accordance with the terms hereof. Once increased, such higher amount shall constitute the Executive's annual Base Salary.

               2.2. Annual Review. The Executive's Base Salary shall be reviewed by the President of AC, based upon the Executive's performance, not less often than annually, and may be increased but not decreased. In addition to any increases effected as a result of such review, the President of AC at any time may in its sole discretion increase the Executive's Base Salary.

               2.3. Initial Bonus. Upon the six-month anniversary of Executive's employment hereunder, Executive shall receive an initial bonus of between $20,000- 25,000.

               2.4. Annual Bonus. After the date of this Agreement, AC shall annually adopt a bonus plan and performance criteria upon which the bonuses of executives of AC shall be based. During his employment under this Agreement, the Executive shall be entitled to receive a bonus under such plan of up to 40% of his Base Salary if the budget performance criteria are satisfied.


        3.     EMPLOYEE BENEFITS

               3.1.  The  Executive  shall,  during  his  employment  under this
Agreement, be included to the extent eligible thereunder in all employee benefit plans, programs or arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, incentive compensation, profit sharing, bonuses, disability benefits, health and life insurance, or vacation and paid holidays) which shall be established by AC for, or made available to, its senior executives.

               3.2. At such time as options are available under the Sullivan Communications, Inc. ("SCI") Stock Option Plan, but in no event later than at the time of an initial public offering of the common stock of SCI, Executive shall be granted options to purchase 500 shares of the common stock of SCI at the price determined pursuant to such Plan.

               3.3. The Executive shall be entitled to participate in the Company's Supplemental Executive Retirement Plan (the "SERP") at a benefit level of $25,000 per annum upon retirement in accordance with the terms of the SERP.

        4.     TERMINATION OF EMPLOYMENT

               4.1.  Termination Without Cause; Resignation for Good Reason.

               4.1.1. General. Subject to the provisions of Sections 4.1.2 and 4.1.3, if, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company without Cause (as defined in Section 4.3), or if the Executive terminates his employment hereunder for Good Reason (as defined in Section 4.4), the Company shall (x) continue to pay the Executive the Base Salary (at the rate in effect on the date of such termination) for the greater of (i) the remainder of the Employment Term and (ii) a period of one year beginning as of the date of termination (such period being referred to hereinafter as the "Severance Period"), at such intervals as the same would have been paid had the Executive remained in the active service of AC, and (y) pay the Executive a pro rata portion of the bonus or incentive payment to which the Executive would have been entitled for the year of termination pursuant to
Section 2.3 and Section 2.4 had the Executive remained employed for the entire year, which bonus shall be payable at the time payments under the applicable bonus plan or incentive program are paid to AC's executives generally. In addition, the Executive shall be entitled to continue to participate during the Severance Period in all employee benefit plans (other than equity-based plans, except to the extent otherwise provided therein, or bonus plans) that AC provides (and continues to provide) generally to its employees, provided that the Executive is entitled to continue to participate in such plans under the terms thereof. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment except as determined in accordance with the terms of the employee benefit plans or programs of AC.

               4.1.2. Conditions Applicable to the Severance Period. If, during the Severance Period, the Executive materially breaches his obligations under
Section 7 of this Agreement, the Company may, upon written notice to the Executive, terminate the Severance Period and cease to make any further payments or provide any benefits described in Section 4.1.1.

               4.1.3. Date of Termination. The date of termination of employment with Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation for Good Reason shall be the date specified in the written notice of resignation from the Executive to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in Section 4.4 has expired without the Company having corrected, to the reasonable satisfaction of the Executive, the event or events subject to cure. If no date of resignation is specified in the written notice from the Executive to the Company, the date of termination shall be the first day following such expiration of such cure period.

               4.2.   Termination for Cause; Resignation Without Good Reason.

               4.2.1. General. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by AC for Cause, or the Executive resigns from his employment hereunder other than for Good Reason, the Executive shall be entitled only to payment of his Base Salary as then in effect through and including the date of termination or resignation. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of AC.

               4.2.2. Date of Termination. Subject to the proviso to Section 4.3, the date of termination for Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation without Good Reason shall be the date specified in the written notice of resignation from the Executive to the Company, or if no date is specified therein, 10 business days after receipt by the Company of written notice of resignation from the Executive.

               4.3. Cause. Termination for "Cause" shall mean termination of the Executive's employment because of:

               (i) any act or omission that constitutes a material breach by Executive of any of his obligations under this Agreement;

               (ii) the continued failure or refusal of the Executive to substantially perform the duties reasonably required of him as an employee of the Company;

               (iii) any willful and material violation by the Executive of any Federal or state law or regulation applicable to the business of the Company or any of its affiliates, or the Executive's conviction of a felony, or any willful perpetration by the Executive of a common law fraud; or

               (iv) any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its affiliates (it being understood that the good faith performance by the Executive of the duties required of him pursuant to Section 1.1 shall not constitute "misconduct" for purposes of this clause (iv));

provided, however, that if any such Cause relates to the Executive's obligations under this Agreement, the Company shall not terminate the Executive's employment hereunder unless the Company first gives the Executive notice of its intention to terminate and of the grounds for such termination, and the Executive has not, within 20 business days following receipt of the notice, cured such Cause, or in the event such Cause is not susceptible to cure within such 20 business day period, the Executive has not taken all reasonable steps within such 20 business day period to cure such Cause as promptly as practicable thereafter.

               4.4. Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's prior written consent):

               (i) a decrease in the Executive's base rate of compensation or a failure by the Company to pay material compensation due and payable to the Executive in connection with his employment;

               (ii) a material diminution of the responsibilities or title of the Executive with the Company;

               (iii) a material breach by the Company of any term or provision of this Agreement; provided, however, that no event or condition described in clauses (i) through (iii) of this Section 4.4 shall constitute Good Reason unless (X) the Executive gives the Company written notice of his objection to such event or condition, (Y) such event or condition is not corrected by the Company within 20 business days of its receipt of such notice (or in the event that such event or condition is not susceptible to correction within such 20 business day period, the Company has not taken all reasonable steps within such 20 business day period to correct such event or condition as promptly as practicable thereafter) and (Z) the Executive resigns his employment with the Company and its subsidiaries not more than 60 days following the expiration of the 20 business day period described in the foregoing clause (Y).


        5.     DEATH, DISABILITY OR RETIREMENT

               In the event of  termination  of  employment  by reason of death,
Permanent Disability (as hereinafter defined) or retirement, the Executive (or his estate, as applicable) shall be entitled to Base Salary and benefits determined under Sections 2 and 3 hereof through the date of termination. Other benefits shall be determined in accordance with the benefit plans maintained by the AC, and the Company shall have no further obligation hereunder. For purposes of this Agreement, "Permanent Disability" means a physical or mental disability or infirmity of the Executive that prevents the normal performance of substantially all his duties as an employee of the Company, which disability or infirmity shall exist for any continuous period of 180 days.


        6.     MITIGATION OF DAMAGES

               The Executive shall be required to mitigate the amount of any payment provided for in Section 4.1 by seeking other employment, and any such payment will be reduced in the event such other employment is obtained.


        7.     NON-SOLICITATION; CONFIDENTIALITY; NON-COMPETITION

               7.1 Non-solicitation. For so long as the Executive is employed by the Company and continuing for two years thereafter, the Executive shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company: (x) solicit or endeavor to entice away from the Company, SCI or any of their respective subsidiaries any person or entity who is, or, during the then most recent 12-month period, was employed by, or had served as an agent or key consultant of, the Company, SCI or any of their respective subsidiaries; or (y) solicit or endeavor to entice away from the Company, SCI or any of their respective subsidiaries any person or entity who is, or was within the then most recent 12-month period, a customer or client (or reasonably anticipated (to the general knowledge of the Executive or the public) to become a customer or client) of the Company, SCI or any of their respective subsidiaries.

               7.2 Confidentiality. The Executive covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company, SCI or any of their respective subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company's management, or otherwise in the public domain, with respect to the Company's, SCI's or any of their respective affiliates' or subsidiaries', products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which the Company operates other than as a result of disclosure by the Executive in violation of his agreements under this Section 7.2 or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

               7.3 No Competing Employment. For so long as the Executive is employed by the Company and continuing for two years thereafter (or, if the Executive is entitled to a continuation of his Base Salary under Section 4.1.1, the period during which such Base Salary is continued), the Executive shall not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor (other than a stockholder or investor owning not more than a 5% interest), officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company, SCI, or any of their respective subsidiaries, render any service to or in any way be affiliated with a competitor (or any person or entity that is reasonably anticipated (to the general knowledge of the Executive or the public) to become a competitor) of AC, the Company, SCI or any of their respective subsidiaries.

               7.4. Exclusive Property. The Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of the Executive.

               7.5. Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 7 may result in material and irreparable injury to the Company, SCI or their respective affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 7 or such other relief as may be required specifically to enforce any of the covenants in this
Section  7. If for any  reason,  it is held  that the  restrictions  under  this
Section 7 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 7 as will render such restrictions valid and enforceable.

        8.     ENFORCEMENT OF AGREEMENT

               In the event that legal action is undertaken by either party to enforce any provision of this Agreement, the Company shall reimburse the Executive for any related reasonable legal fees and out-of-pocket expenses directly attributable to such action, provided that such legal fees are calculated on an hourly, and not on a contingency fee, basis and provided, further, that the Executive shall bear all such fees and out-of-pocket expenses (and reimburse the Company for its portion of such expenses) if the relevant trier- of-fact determines that the Executive's claim or position was frivolous and without reasonable foundation.


        9.     REPRESENTATION

               The Executive hereby represents that (i) he is not in possession of any documents or materials containing information constituting Confidential Information (as such term is defined in the employment agreement (the "Wace Agreement") dated October 4, 1988 between Executive and Techtron Graphic Arts, Inc. ("Wace"), (ii) he has not and will not violate the provisions of the Wace Agreement, including without limitation, Section 13 thereof and (iii) he has read and will comply with the provisions of Exhibit C attached hereto.


        10.    INDEMNIFICATION

               The Company shall indemnify the Executive and hold him harmless against any and all damages, expenses and attorney's fees relating to any Claim (as hereinafter defined). As used herein, "Claim" means any threatened, pending or completed action, suit, proceeding, alternative dispute resolution mechanism, inquiry, hearing or investigation by Wace against the Executive based on an alleged breach by the Executive of the Wace Agreement, if such alleged breach occurred after the date hereof. Notwithstanding the foregoing, no amount shall be payable to the Executive pursuant to the immediately preceding paragraph to the extent that (i) the Executive is in breach of this Agreement or (ii) the Executive enters into a settlement agreement with Wace in which he agrees to pay Wace an amount to settle such Claim. If either (i) or (ii) of the immediately preceding sentence is true, the Executive shall immediately reimburse the Company for any payment it made to him pursuant to the preceding paragraph, and the Company shall have the right to set off the amount of any such payment from any amounts it owes the Executive.


        11.    MISCELLANEOUS

               11.1. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

               To the Company:

                           American Color
                           2340 East Polk
                           Phoenix, AZ 85006
                           Telecopier No. (602) 244-1467
                           Attention:  James A. Caccavo, President
               with a copy to:

                           Sullivan Graphics, Inc.
                           225 High Ridge Road
                           Stamford, CT 06905
                           Telecopier No.:  (203) 978-5408
                           Attention:    Timothy M. Davis
                                         Senior Vice President,
                                         General Counsel and Secretary


               To the Executive:

                           Terrence M. Ray
                           2 South 405 Seneca Drive
                           Wheaton, IL 60187


               with a copy to:

                           Thomas P. Riordan, Esq.
                           Riordan, Larson, Bruckert & Moore
                           208 S. LaSalle Street
                           Suite 650
                           Chicago, IL  60604
                           Telecopier Fax:  (312) 346-1168

All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

               11.2. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               11.3. Assignment. The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to a reorganization, merger or consolidation, or transfer of all or substantially all of the Company's business and properties (or portion thereof in which the Executive is employed). Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

               11.4. Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

               11.5. Withholding. The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans, if any.

               11.6.   Governing  Law.  This   Agreement   shall  be  construed,
interpreted, and governed in accordance with the laws of New York without reference to rules relating to conflict of law.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written.

                                       AMERICAN COLOR,
                                       a Division of Sullivan Graphics, Inc.



                                       By:  /s/ James A. Caccavo
                                           ---------------------------------
                                                  James A. Caccavo
                                                     President



                                       EXECUTIVE:


                                            /s/ Terrence M. Ray
                                           ---------------------------------
                                                   Terrence M. Ray